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                                                               Exhibit 10.23

                                   PROMISSORY NOTE

$2,000,000                                             DATE:  April 23, 1999


FOR VALUE RECEIVED, NETOBJECTS, INC., a Delaware Corporation (the "Obligor") hereby unconditionally promises, on behalf of itself, its successors and assigns, to pay to the order of INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York Corporation (the "Holder"), at the office of the Holder at Route 100, Somers, New York 10589 the principal sum of two million dollars ($2,000,000), together with interest from the date hereof on the outstanding balance thereof at a rate per annum equal to 10%.

Principal and interest shall be payable in lawful money of the United States at the aforesaid office of the Holder in the following manner:

On June 23, 1999, the Obligor shall make a payment of principal in the full amount of $2,000,000, together with interest on the principal, as provided for above, for the period from April 23, 1999 to and including June 22, 1999.

The Obligor further agrees that interest shall accrue on all principal and (to the extent permitted by law) interest not paid when due, from the due date until paid in full, at a rate per annum equal to 10%, and shall be payable from time to time on demand by Holder.

EVENTS OF DEFAULT. Any one or more of the following events shall constitute an "Event of Default" by Obligor under this Note: (a) Obligor fails to perform or observe any term, condition or covenant, or breaches or permits a breach of any warranty or representation contained in this Note; (b) Obligor fails to pay any of the obligations hereunder when due and payable or declared to be due and payable; (c) the Obligor goes into liquidation either voluntarily or under an order of a court of competent jurisdiction; (d) the Obligor becomes bankrupt or insolvent or becomes subject to the provisions of the Federal Bankruptcy Code, state insolvency laws or any act or code for the benefit of creditors; (e) any receiver is appointed of or for any of the properties, assets, business or undertakings, or any part thereof, of the Obligor; or (f) the Obligor is in default, with or without the passage of time and/or giving of notice, under any agreement, contract, document, promissory note or other instrument entered into with or for the benefit of the Holder, for any reason whatsoever. If any Event of Default shall occur and be continuing, then the entire unpaid principal balance of this Note, together with interest accrued hereon and with all other sums due or owed by the Obligor hereunder shall, at the option of the Holder and without notice to the Obligor, become due and payable immediately (after such default and acceleration and until the Obligor's indebtedness to the Holder is paid in full, including the period following entry of any judgment) together with an attorney's fee for collection equal to ten percent (10%) of the total amount then due by Obligor to Holder, and payment of the same may be enforced and recovered by the entry of judgment on this Note and the issuance of execution thereon.

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WAIVER OF PRESENTMENT/NOTICE.  Except as specifically required herein, the
Obligor (and all endorsers, sureties and guarantors) waive presentment of payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notice in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, the liability of the Obligor hereunder shall be absolute and unconditional and shall not be affected in any manner by an indulgence, extension or time, renewal, waiver or modification granted or consented to by the Holder.

GENERAL.
(a) The words "Holder" and "Obligor" wherever occurring herein shall be deemed and construed to include the respective successors and assigns of the Holder and the Obligor; provided, however, the Obligor may not assign this Note without the Holder's prior written consent.

(b) This Note shall be construed according to and governed by the laws of the State of New York, without regard to the principles of conflicts of laws thereof. Each of the parties irrevocably waives any right to trial by jury in any legal proceeding arising out of or related to this Note. The parties agree to submit to the exclusive jurisdiction and venue of the Federal or State courts of New York, County of Westchester, to resolve any and all issues that may arise out of or relates to this Note.

IN WITNESS WHEREOF, the Obligor has duly executed this Note the day and year first above mentioned.

THE OBLIGOR:
NETOBJECTS, INC.

BY:      /s/ E. J. Cicogna
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NAME:        E. J. Cicogna
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TITLE:       VP Finance
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